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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement of Stratagene Corporation on Form S-8 of our report on the financial statements of Hycor Biomedical Inc., dated March 26, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and intangible assets), appearing in the Annual Report on Form 10-K of Hycor Biomedical Inc. for the year ended December 31, 2003 and in the Registration Statement No. 333-109420 of Stratagene Corporation on Form S-4.

Costa Mesa, California
June 16, 2004